EXHIBIT 1.01(A)
                               AMENDMENT NO. 1 TO
                    MORGAN STANLEY DEAN WITTER CHARTER SERIES
                                SELLING AGREEMENT

                  The Selling Agreement, dated as of November 6, 1998 (the "Selling Agreement"), among Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L. P. (collectively the "Partnerships"), Demeter Management Corporation, and Dean Witter Reynolds Inc. ("DWR") is hereby amended as set forth below. All provisions contained in the Selling Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below. Terms used herein and not defined herein have the meaning given to such terms in the Selling Agreement.

                  1. The Partnerships plan to offer, sell, and issue an additional 6,000,000 Units of Charter Graham, 6,000,000 Units of Charter Millburn, and 6,000,000 Units of Charter Welton to the public pursuant to separate Registration Statements on Form S-1 and a combined Prospectus constituting a part of each Registration Statement. DWR agrees to act as the Partnerships' exclusive selling agent to offer and sell the additional Units on a best efforts basis in accordance with and subject to the terms and conditions set forth in the Selling Agreement. In such connection, all references in the Selling Agreement to the "Registration Statement," the "Prospectus," or the "Units" shall be deemed to include the Registration Statements, Prospectus and Units issued in connection with this registration of additional Units. All representations, warranties, and covenants contained in the Selling Agreement shall be deemed to be repeated on the date hereof.

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                  IN WITNESS WHEREOF, this Amendment No. 1 to the Selling
Agreement has been executed on the ____ day of ____________, 1999.


  Accepted and Agreed:                      MORGAN STANLEY DEAN WITTER
        CHARTER GRAHAM L.P.

  DEAN WITTER REYNOLDS INC.         By: Demeter Management Corporation,
                                             General Partner

By:  ________________________       By: __________________________________
      Robert E. Murray                        Robert E. Murray
      Senior Vice President                      President


                                          MORGAN STANLEY DEAN WITTER
                                             CHARTER MILLBURN L.P.


                                    By:   Demeter Management Corporation,
                                          General Partner

                                    By:  __________________________________
                                          Robert E. Murray
                                          President


                                          MORGAN STANLEY DEAN WITTER
                                             CHARTER WELTON L.P.


                                    By:   Demeter Management Corporation,
                                          General Partner

                                    By:  __________________________________
                                          Robert E. Murray
                                          President


                                        DEMETER MANAGEMENT CORPORATION

                                    By:  __________________________________
                                          Robert E. Murray
                                          President

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